                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-32468

PROSPECTUS SUPPLEMENT NO. 4
(TO PROSPECTUS DATED MARCH 14, 2000)

                                  $650,000,000
                             CONEXANT SYSTEMS, INC.

             4% CONVERTIBLE SUBORDINATED NOTES DUE FEBRUARY 1, 2007 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES

         This Prospectus Supplement No. 4 supplements and amends the Prospectus dated March 14, 2000, the Prospectus Supplement dated April 7, 2000, Prospectus Supplement No. 2 dated April 14, 2000 and Prospectus Supplement No. 3 dated April 21, 2000 (as amended, the "Prospectus"), relating to the resale from time to time by holders of our 4% Convertible Subordinated Notes Due February 1, 2007 and shares of our common stock issuable upon the conversion of the notes. Such information has been obtained from the selling securityholders. This prospectus supplement should be read in conjunction with the Prospectus.

         The deletion from the Prospectus Supplement dated April 7, 2000 of:

                                                        PRINCIPAL
                                                        AMOUNT OF
                                                          NOTES                                  COMMON           COMMON
                                                      BENEFICIALLY       PERCENTAGE            STOCK OWNED        STOCK
                                                       OWNED AND          OF NOTES            PRIOR TO THE        OFFERED
                     NAME                            OFFERED HEREBY      OUTSTANDING            OFFERING          HEREBY
--------------------------------------------------------------------------------------------------------------------------
"Diversified Arb Fund                                 $    575,000            *                   5,324            5,324"
"General Motors - LT                                  $    325,000            *                   3,009            3,009"
"General Motors Welfare Benefit Trust Arb Fund        $    675,000            *                   6,250            6,250"
"Market Neutral Arb Fund                              $    675,000            *                   6,250            6,250"

         and the substitution therefor of:

"Salomon Brothers Asset Management Inc.               $  2,250,000            *                  20,833           20,833"

         The table on the Prospectus Supplement dated April 14, 2000, is hereby amended as follows:

         The deletion from the Prospectus Supplement dated April 14, 2000 of:


"Bank of New York                                     $    535,000            *                   4,953            4,953"
"Bank of New York/UBS Warburg                         $150,150,000          23.1%             1,390,277        1,390,277"
"Deutsche Bank                                        $  1,085,000            *                  10,046           10,046"
"First Union                                          $    170,000            *                   1,574            1,574"
"Investor's Bank                                      $ 13,060,000           2.0%               120,925          120,925"
"Northern Trust                                       $ 13,855,000           2.1%               128,287          128,287"
"State Street                                         $  2,285,000            *                  21,157           21,157"
"Union Bank                                           $  1,285,000            *                  11,898           11,898"

         and the substitution therefor of:

"The TCW Group, Inc.                                  $ 32,275,000            *                 298,842          298,842"
"UBS AG London Branch                                 $150,150,000          23.1%             1,390,277        1,390,277"

         The table on the Prospectus Supplement dated April 21, 2000, is hereby amended as follows:

         The deletion from the Prospectus Supplement dated April 21, 2000 of:

"Bank One                                             $    295,000            *                   2,731            2,731"
"Bear Sterns Securities Corp                          $ 55,650,000           8.6%               515,277          515,277"
"Chase Manhattan Bank                                 $    238,000            *                   2,203            2,203"
"Depository Trust Co                                  $  1,000,000            *                   9,259            9,259"
"Deutsche Bank                                        $    448,000(1)         *                  14,194(1)        14,194"
"First Union                                          $    179,000(2)         *                   3,231(2)         3,231"
"Gerlach & Co                                         $    250,000            *                   2,314            2,314"
"IFTCO                                                $    800,000            *                   7,407            7,407"
"Mellon Trust                                         $    193,000            *                   1,787            1,787"
"Northern Trust                                       $    429,000(3)        2.2%               132,259(3)       132,259"
"Patterson & Co                                       $    200,000            *                   1,851            1,851"
"State Street Bank & Trust                            $  2,123,000(4)         *                  40,814(4)        40,814"

--------------
(1) This amount excludes $1,085,000 principal amount of registered notes and the common stock into which those notes are convertible which were included in the $1,533,000 principal amount of registered notes and the common stock into which those notes are convertible in the Prospectus Supplement dated April 21, 2000. The excluded $1,085,000 principal amount of registered notes and the common stock into which those notes are convertible were initially included on the Prospectus Supplement dated April 14, 2000, which Prospectus Supplement has been amended in the preceding table registering said principal amount of $1,085,000 and the common stock into which those notes are convertible under the name of The TCW Group, Inc.

(2) This amount excludes $170,000 principal amount of registered notes and the common stock into which those notes are convertible which were included in the $349,000 principal amount of registered notes and the common stock into which those notes are convertible in the Prospectus Supplement dated April 21, 2000. The excluded $170,000 principal amount of registered notes and the common stock into which those notes are convertible were initially included on the Prospectus Supplement dated April 14, 2000, which Prospectus Supplement has been amended in the preceding table registering said principal amount of $170,000 and the common stock into which those notes are convertible under the name of The TCW Group, Inc.

(3) This amount excludes $13,855,000 principal amount of registered notes and the common stock into which those notes are convertible which were included in the $14,284,000 principal amount of registered notes and the common stock into which those notes are convertible in the Prospectus Supplement dated April 21, 2000. The excluded $13,855,000 principal amount of registered notes and the common stock into which those notes are convertible were initially included on the Prospectus Supplement dated April 14, 2000, which Prospectus Supplement has been amended in the preceding table registering said principal amount of $13,855,000 and the common stock into which those notes are convertible under the name of The TCW Group, Inc.

(4) This amount excludes $2,285,000 principal amount of registered notes and the common stock into which those notes are convertible which were included in the $4,408,000 principal amount of registered notes and the common stock into which those notes are convertible in the Prospectus Supplement dated April 21, 2000. The excluded $2,285,000 principal amount of registered notes and the common stock into which those notes are convertible were initially included on the Prospectus Supplement dated April 14, 2000, which Prospectus Supplement has been amended in the preceding table registering said principal amount of $2,285,000 and the common stock into which those notes are convertible under the name of The TCW Group, Inc.

         and the substitution therefor of:

"Attorney's Title Insurance Fund, Inc.                $    200,000            *                   1,851            1,851"
"1976 Distribution Trust FBO Aerin                    $     18,000            *                     166              166"
     Lauder/Zinterhoffer
"1976 Distribution Trust FBO Jane A. Lauder           $     18,000            *                     166              166"
"Bear Stearns & Co Inc.                               $ 15,650,000(1)        2.4%               144,907(1)       144,907"
"BVI Social Security Board                            $     51,000            *                     472              472"
"Canyon Value Realization (Cayman) Ltd.               $ 21,280,000           3.3%               197,037          197,037"
"City University of New York                          $     93,000            *                     861              861"
"Delphi Financial Group, Inc.                         $    940,000            *                   8,703            8,703"
"Grable Foundation                                    $    184,000            *                   1,703            1,703"
"Grady Hospital                                       $    139,000            *                   1,287            1,287"
"Independence Blue Cross (KHPE))                      $    179,000            *                   1,657            1,657"
"Local Initiatives Support Corporation                $     58,000            *                     537              537"
"Maryland State Retirement System                     $  1,984,000            *                  18,370           18,370"
"Merrill Lynch Insurance Group                        $    448,000            *                   4,148            4,148"
"New Orleans Firefighters Pension Trust               $    145,000            *                   1,342            1,342"
"Occidental Petroleum                                 $    245,000            *                   2,268            2,268"
"Ohio Bureau of Workers Compensation                  $    150,000            *                   1,388            1,388"
"Pacific Specialty (Convertibles)                     $    250,000            *                   2,314            2,314"
"Pimco Total Return Fund                              $    800,000            *                   7,407            7,407"
"SG Cowen Securities Corp                             $  1,000,000            *                   9,259            9,259"
"Shell Pension Trust                                  $    193,000            *                   1,787            1,787"
"Value Realization Fund B, LP                         $  1,120,000            *                  10,370           10,370"
"Value Realization Fund, LP                           $ 16,660,000           2.6%               154,259          154,259"

-----------------
(1) Represents an aggregate principal amount of notes which includes $15,250,000 previously registered on the Prospectus Supplement filed April 7, 2000 and the common stock into which those notes are convertible and $400,000 previously registered on the Prospectus Supplement filed April 21, 2000 and the common stock into which those notes are convertible.

         The information appearing in the table below, as of the date hereof, further supplements and amends the information in the table appearing under the heading "Selling Securityholders" in the Prospectus:

                                                        PRINCIPAL
                                                        AMOUNT OF
                                                          NOTES                                  COMMON           COMMON
                                                      BENEFICIALLY        PERCENTAGE           STOCK OWNED        STOCK
                                                       OWNED AND           OF NOTES           PRIOR TO THE        OFFERED
                  NAME                               OFFERED HEREBY       OUTSTANDING           OFFERING          HEREBY
--------------------------------------------------------------------------------------------------------------------------
Allstate Insurance Company                             $ 3,500,000             *                  32,407          32,407
CIBC World Markets International Arbitrage Corp.       $10,000,000            1.5%                92,592          92,592
Granville Capital Corporation                          $14,000,000            2.2%               129,629         129,629
OZ Master Fund, Ltd.                                   $ 7,000,000            1.1%                64,814          64,814

-----------------
*Less than one percnet.

         For purposes of clarity, the following table restates, as of April 28, 2000, the total respective principal amount of convertible notes, beneficially owned and offered hereby by each selling securityholder, the common stock owned by each selling securityholder prior to the offering and the common stock issuable upon conversion of such convertible notes, which may be sold from time to time by such selling securityholder pursuant to the Prospectus. Such information has been obtained from the selling securityholders.

                                                        PRINCIPAL
                                                        AMOUNT OF
                                                          NOTES                                  COMMON           COMMON
                                                      BENEFICIALLY        PERCENTAGE           STOCK OWNED        STOCK
                                                       OWNED AND           OF NOTES           PRIOR TO THE        OFFERED
                  NAME                               OFFERED HEREBY       OUTSTANDING           OFFERING          HEREBY
--------------------------------------------------------------------------------------------------------------------------
1976 Distribution Trust FBO Aerin                     $     18,000            *                     166              166
     Lauder/Zinterhoffer
1976 Distribution Trust FBO Jane A. Lauder            $     18,000            *                     166              166
ABN-AMRO Inc.                                         $  2,750,000            *                  25,462           25,462
Allstate Insurance Company                            $  3,500,000            *                  32,407           32,407
Aragon Investments Ltd.                               $     70,000            *                     648              648
Argent Classic Convertible Arbitrage Fund
     (Bermuda) L.P.                                   $  7,000,000           1.1%                64,814           64,814
Argent Classic Convertible Arbitrage Fund L.P.        $  2,000,000            *                  18,518           18,518
Arkansas PERS                                         $  5,255,000            *                  48,657           48,657
Arkansas Teachers Retirement System                   $  4,877,000            *                  45,157           45,157
Attorney's Title Insurance Fund, Inc.                 $    200,000            *                   1,851            1,851
Baptist Health of South Florida                       $    231,000            *                   2,138            2,138
BBT Fund, L.P.                                        $ 10,000,000           1.5%                92,592           92,592
Bear Stearns Securities Corp                          $ 15,650,000           2.4%               144,907          144,907
Boston Museum of Fine Arts                            $    190,000            *                   1,759            1,759
Bull HN Information Systems, Inc.                     $    250,000            *                   2,314            2,314
Burroughs Wellcome Fund                               $    250,000            *                   2,314            2,314
BVI Social Security Board                             $     51,000            *                     472              472
Canyon Value Realization (Cayman) Ltd.                $ 21,280,000           3.3%               197,037          197,037
Champion International Corporation                    $    800,000            *                   7,407            7,407
CIBC World Markets International Arbitrage Corp.      $ 10,000,000           1.5%                92,592           92,592
Citadel Trading Group LLC                             $     40,000            *                     370              370
City University of New York                           $     93,000            *                     861              861
Cornell University                                    $  1,250,000            *                  11,574           11,574
Credit Suisse First Boston Corporation                $ 53,500,000           8.2%               495,370          495,370
CSX Pension Plan                                      $    650,000            *                   6,018            6,018
Delaware PERS                                         $  3,345,000            *                  30,972           30,972
Delphi Financial Group, Inc.                          $    940,000            *                   8,703            8,703
Delta Air Lines Master Trust                          $    445,000            *                   4,120            4,120
Donaldson, Lufkin & Jenrette Securities Corp.         $    750,000            *                   6,944            6,944
Engineers Joint Pension Fund                          $    661,000            *                   6,120            6,120
Fidelity Advisor Series I: Fidelity Advisor           $  4,270,000            *                  39,537           39,537
Balanced Fund
Fidelity Financial Trust: Fidelity Convertible        $ 12,250,000           1.9%               113,425          113,425
     Securities Fund
Fidelity Management Trust Company on behalf of        $  2,270,000            *                  21,018           21,018
     accounts managed by it
First Republic Bank                                   $    140,000            *                   1,296            1,296
FirstEnergy System Master Retirement Trust            $    500,000            *                   4,629            4,629
Grable Foundation                                     $    184,000            *                   1,703            1,703
Grady Hospital                                        $    139,000            *                   1,287            1,287
Granville Capital Corporation                         $ 14,000,000           2.2%               129,629          129,629
Holy Cross Health System Corporation                  $    250,000            *                   2,314            2,314
Hull Overseas, Ltd.                                   $          0            -                       0                0
ICI American Holdings Trust                           $  2,475,000            *                  22,916           22,916
Independence Blue Cross (KHPE)                        $    179,000            *                   1,657            1,657
Island Holdings                                       $     75,000            *                     694              694
J.M. Hull Associates                                  $          0            -                       0                0
Jackson Investment Fund Ltd.                          $  1,155,000            *                  10,694           10,694
JMG Convertible Investments, LP                       $  1,500,000            *                  13,888           13,888
Kauffman Foundation                                   $    500,000            *                   4,629            4,629
Lehman Brothers Intl. Europe                          $ 25,000,000           3.9%               231,481          231,481
Local Initiatives Support Corporation                 $     58,000            *                     537              537
Maryland State Retirement System                      $  1,984,000            *                  18,370           18,370
Merrill Lynch Insurance Group                         $    448,000            *                   4,148            4,148

                                                        PRINCIPAL
                                                        AMOUNT OF
                                                          NOTES                                  COMMON          COMMON
                                                      BENEFICIALLY        PERCENTAGE           STOCK OWNED       STOCK
                                                       OWNED AND           OF NOTES           PRIOR TO THE       OFFERED
                  NAME                               OFFERED HEREBY       OUTSTANDING           OFFERING         HEREBY
--------------------------------------------------------------------------------------------------------------------------
Midwest Operating Engineers Pension Trust Fund        $    750,000            *                   6,944            6,944
Morgan Stanley Dean Witter                            $ 12,000,000           1.9%               111,111          111,111
Motion Picture Industry Health Plan - Active
     Member Fund                                      $    140,000            *                   1,296            1,296
Motion Picture Industry Health Plan - Retiree         $          0            *                       0                0
     Member Fund
Nebraska Investment Council (Endowment)               $    250,000            *                   2,314            2,314
Nebraska Investment Council (Pension)                 $    750,000            *                   6,944            6,944
New Orleans Firefighters Pension Trust                $    145,000            *                   1,342            1,342
Nicholas-Applegate Convertible Fund                   $  1,493,000            *                  13,824           13,824
Occidental Petroleum                                  $    245,000            *                   2,268            2,268
OCM Convertible Trust                                 $          0            -                       0                0
Ohio Bureau of Workers Compensation                   $    150,000            *                   1,388            1,388
Olin Corporation                                      $    500,000            *                   4,629            4,629
Onyx Fund Holdings, LDC                               $  4,000,000            *                  37,037           37,037
Oregon Retail Employees Pension Trust                 $    400,000            *                   3,703            3,703
OZ Master Fund, Ltd.                                  $  7,000,000           1.1%                64,814           64,814
Pace Strategic Axed Income Investments                $    500,000            *                   4,629            4,629
Pacific Specialty (Convertibles)                      $    250,000            *                   2,314            2,314
Partner Reinsurance Company Ltd                       $    250,000            *                   2,314            2,314
Physicians Life                                       $    518,000            *                   4,796            4,796
Pilgrim Convertible Fund                              $  5,946,000            *                  55,055           55,055
Pimco Total Return Fund                               $    800,000            *                   7,407            7,407
Pimco Trust Company Moderate Duration Fund            $    250,000            *                   2,314            2,314
Pimco Trust Company Total Return Fund                 $    250,000            *                   2,314            2,314
Prim Board                                            $  2,875,000            *                  26,620           26,620
Quattro Fund Ltd.                                     $    750,000            *                   6,944            6,944
Ratheon Master Pension Fund                           $    500,000            *                   4,629            4,629
Robertson Stephens                                    $  4,000,000            *                  37,037           37,037
Salomon Brothers Asset Management, Inc.               $  2,250,000            *
San Diego City Retirement                             $  1,326,000            *                  12,277           12,277
San Diego County Convertible                          $  3,190,000            *                  29,537           29,537
SG Cowen Securities Corp                              $  1,000,000            *                   9,259            9,259
Shell Pension Trust                                   $    193,000            *                   1,787            1,787
State of Connecticut Combined Investment Funds        $    165,000            *                   1,527            1,527
State of Oregon Equity                                $  7,200,000           1.1%                66,666           66,666
Stichting Pensioenfonds ABP                           $    500,000            *                   4,629            4,629
Teachers Insurance and Annuity Association of         $  6,000,000            *                  55,555           55,555
  America
The Lutheran Church - Missouri Synod Foundation       $    250,000            *                   2,314            2,314
The TCW Group, Inc.                                   $ 32,275,000           5.0%               298,842          298,842
Triton Capital Investments, Ltd.                      $  1,500,000            *                  13,888           13,888
UBS AG London Branch                                  $150,150,000          23.1%             1,390,277        1,390,277
University & Community College System                 $    250,000            *                   2,314            2,314
UPS Retirement Plan Total Return Account              $    500,000            *                   4,629            4,629
US Trust Company, Custodian, FCI Pimco                $    250,000            *                   2,314            2,314
Value Realization Fund B, LP                          $  1,120,000            *                  10,370           10,370
Value Realization Fund, LP                            $ 16,660,000           2.6%               154,259          154,259
Vanguard Convertible Securities Fund, Inc.            $  2,500,000            *                  23,148           23,148
Variable Insurance Products Fund III:  Balanced       $    460,000            *                   4,259            4,259
     Portfolio
Wake Forest University                                $  1,601,000            *                  14,824           14,824
White River Securities LLC                            $ 15,250,000           2.4%               141,203          141,203
Workers' Compensation Reinsurance Association         $    450,000            *                   4,166            4,166
Writers Guild-Industry Health Fund                    $    412,000            *                   3,814            3,814
Zeneca Holdings Trust                                 $  1,355,000            *                  12,546           12,546
Any other holder of notes or future transferee
     from any such holders                            $145,040,000          22.3%             1,342,962        1,342,962

-------------------
*  Less than one percent.

         The number of shares of common stock owned prior to the offering includes shares of common stock into which the notes are convertible. The number of shares of common stock offered hereby is based on a conversion price of $108.00 per share of common stock and a cash payment in lieu of any fractional share. Information concerning other selling securityholders will be set forth in prospectus supplements from time to time, if required. The number of shares of common stock owned by the other selling securityholders or any future transferee from any such holder assumes that they do not beneficially own any common stock other than common stock into which the notes are convertible at a conversion price of $108.00 per share.

         INVESTING IN THE NOTES OR THE COMMON STOCK INTO WHICH THE NOTES ARE CONVERTIBLE INVOLVES A HIGH DEGREE OF RISK. PLEASE CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this prospectus supplement is April 28, 2000.